Exhibit 99.1

  Digital River Partners with Microsoft to Provide Global E-Commerce
               Operations for Popular Microsoft Products

        Includes upcoming 2007 Microsoft Office system products


    MINNEAPOLIS--(BUSINESS WIRE)--Oct. 26, 2006--Digital River, Inc. (NASDAQ:DRIV), a global leader in e-commerce outsourcing, today announced a three-year agreement with Microsoft Corp. to build, host and manage e-commerce stores to support the direct and indirect online sale, marketing and delivery of popular downloadable Microsoft software products, including its personal finance and Microsoft(R) Office programs. The global arrangement incorporates digital fulfillment across multiple geographies, including North America, Asia, Europe and Latin America.

    Digital River and Microsoft began investing in this long-term project and building out the e-commerce infrastructure to support the initiative in the spring of this year. Consumers can now start taking advantage of the first online store to launch. This store features Microsoft(R) Money, a personal finance software product line. Future sites expected to launch during the next few months include global online stores for upcoming 2007 Microsoft Office system products. In addition, Digital River will continue to provide e-commerce services and digital delivery of Windows compatible software products through the Microsoft Windows Marketplace and Digital Locker.

    "We are excited to be working with Microsoft in helping the company make deeper inroads into e-commerce channels," said Joel Ronning, Digital River's CEO. "As Microsoft continues to make more of its software available for online purchase, we are well-positioned and prepared to create a global shopping experience that caters directly to the needs and purchase preferences of its customer base."

    For the new sites, Digital River will provide e-commerce activities, ranging from e-commerce transaction and payment processing, to e-marketing, digital downloads, fraud prevention services and multi-lingual customer support. Multiple purchase and delivery options, which will vary from site-to-site, are set to offer Microsoft customers even more conveniences when it comes to buying software online. Select sites will feature 60-day trials and buy-now downloads, OEM trial conversions and physical product fulfillment.

    "Microsoft is committed to enabling customers to purchase Microsoft products any time, anywhere. With Digital River's e-commerce expertise, global infrastructure and network of resellers, we look forward to expanding the availability of our software via the Internet," said Joe Peterson, corporate vice president, Market Expansion Platform Group at Microsoft Corp. "Through the utilization of the Windows Marketplace and other online channels, we will make it easier and more convenient than ever before for customers to buy our products in multiple countries and at multiple locations."

    About Digital River, Inc.

    Digital River, Inc., a global leader in e-commerce outsourcing, builds and manages online businesses for more than 40,000 software publishers, manufacturers, distributors and online retailers. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company's comprehensive platform offers site development and hosting, order management, fraud prevention, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

    Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. cities as well as Cologne, Germany; London, England; Shannon, Ireland; Luxembourg, Luxembourg; Taipei, Taiwan; and Tokyo, Japan. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

    Forward-Looking Statements

    In addition to the historical information contained herein, this press release contains forward-looking statements, such as statements containing the words, "will," "plans," "intends," "expects," and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the Company's limited operating history and variability of operating results; competition in the electronic commerce market; the ability of the Company to expand its relationship with Microsoft and support the global online sale and digital delivery of a range of Microsoft products; the market's acceptance of such offerings; and other risk factors referenced in the Company's public filings with the Securities and Exchange Commission.

    Digital River is a registered trademark of Digital River, Inc. Microsoft is a registered trademark of Microsoft Corporation in the United States and/or other countries. All other company and product names are trademarks, registrations or copyrights of their respective owners.

    CONTACT: Digital River, Inc.
             Media Contact:
             Gerri Dyrek, 952-253-8396
             Director, Public Relations
             publicrelations@digitalriver.com
             or
             Investor Relations Contact:
             Bob Kleiber, 952-540-3024
             Vice President, Investor Relations
             investorrelations@digitalriver.com